AMENDMENT #1 TO CONTRACTOR AGREEMENT

THIS Amendment to the CONTRACTOR AGREEMENT (this “Amendment”) is effective as of the 24th day of April, 2017 between QUEST SOLUTION, INC., a Delaware corporation (“QSI”) and JOEY TROMBINO, an individual (“Contractor”);

WHEREAS, QSI and contractor have entered into that certain Contractor Agreement dated as of October 1, 2016(the “Agreement”)

WHEREAS, the Contractor will cease to be an employee of Quest Solution Canada Inc., which has changed its corporate name to QSG Inc., effective April 30, 2017; and

WHEREAS, Contractor desires to continue to provide those Chief Financial Officer services to QSI on a contract basis, and QSI desires Contractor to so provide them; and

WHEREAS, QSI and Contractor acknowledge that Contractor shall, provide services to QSI as Chief Financial Officer which relationship will be exclusively as an independent contractor of QSI, not as an employee; and

WHEREAS, QSI and Contractor desire to amend the Agreement pursuant to Article 4 Section 4.3 as described herein;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, QSI and Contractor agree as follows:

1.           The provision of services provision as stipulated in Article 1 section 1.1 is hereby amended in that the Contractor will be allocating 100% of his working time effective May 1, 2017 to QSI instead of 75% which had been provided in the Agreement.

2.           The term as stipulated in Article 2 section 2.1 is hereby amended by replacing September 30, 2017 therein with December 31, 2017.

3.           The fees for services in Article 3 Section 3.1 (a) (i) shall read a monthly payment due on the first day of each month in advance for an amount of $13,000 USD commencing on May 1, 2017 through the full term of this Amendment.

4.           The additional fee for services in Article 3 Section 3.1 (a) (ii) shall read a the Contractor shall be eligible for an additional fee in the aggregate amount of $34,000, payable in cash or common stock of QSI (as solely determined by QSI), fifty percent (50%) of which would be payable on September 30, 2017 and the remaining fifty (50%) would be payable December 31, 2017. The criteria for the payment of the additional fee shall be reestablished within 30 days from the signing of the Amendment.

5.           QSI shall pay Contractor $8,100 in cash in three equal monthly installments of $2,700 starting May 1, 2017 and issue 70,000 shares of its restricted common stock on the date this Amendment is signed and delivered in additional fees as the Contractor has achieved the objective of the first installment set forth in Article 3 Section 3.1 (a) (ii) of the Agreement.

IN WITNESS WHEREOF each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

/s/ JOEY TROMBINO
JOEY TROMBINO

QUEST SOLUTION, INC.

By:	/s/ Shai S. Lustgarten

Title:	CEO

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